EXHIBIT 99.02






          SHEARSON LEHMAN BROTHERS and SLB ASSET MANAGEMENT DIVISIONS of
                      SHEARSON LEHMAN BROTHERS HOLDINGS INC.







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            SHEARSON LEHMAN BROTHERS and SLB ASSET MANAGEMENT DIVISIONS
                     of SHEARSON LEHMAN BROTHERS HOLDINGS INC.
                      INDEX TO COMBINED FINANCIAL STATEMENTS






   Combined Financial Statements
   -----------------------------
                                                      Page
                                                      ----


   Report of Independent Auditors  . . . . . . . . .   1

   Combined Statement of Assets Acquired
     and Liabilities Assumed . . . . . . . . . . . .   2

   Combined Statement of Operations  . . . . . . . .   3

   Combined Statement of Cash Provided by Net Income,
     as Adjusted for Non Cash Expenses and Changes
     in Assets Acquired and Liabilities Assumed,
     Exclusive of Investing and Financing Activities   4

   Notes to Combined Financial Statements  . . . . .   5 to 11





























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   Report of Independent Auditors




   To the Board of Directors and Stockholders of Shearson Lehman Brothers Holdings Inc.

   We have audited the accompanying combined statement of assets acquired and liabilities assumed of the Shearson Lehman Brothers and Asset Management Divisions ("SLBD") of Shearson Lehman Brothers Holdings Inc. ("Holdings") as of December 31, 1992 and 1991, which as described in Note 1 is prepared pursuant to a purchase agreement dated March 12, 1993, the related combined statement of operations of SLBD for the years then ended and the combined statement of cash provided by net income, as adjusted for non cash expenses and changes in assets acquired and liabilities assumed, exclusive of investing and financing activities ("cash flows") for the year ended December 31, 1992. These financial statements are the responsibility of the management of Holdings. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the combined assets acquired and liabilities assumed of SLBD at December 31, 1992 and 1991, the combined results of SLBD's operations for the years then ended, and its combined cash flows for the year ended December 31, 1992, in conformity with generally accepted accounting principles.



                                                               /s/ Ernst & Young


   New York, New York
   April 26, 1993











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   SHEARSON LEHMAN BROTHERS and SLB ASSET MANAGEMENT DIVISIONS of
   SHEARSON LEHMAN BROTHERS HOLDINGS INC.
   COMBINED STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
   (In millions)

                                                             December 31,
                                                       ------------------
   ASSETS ACQUIRED                                         1992      1991
                                                       --------   -------
   Cash and cash equivalents                           $     18   $    10

   Receivables:

      Brokers and dealers                                   257       458

      Customers                                           3,548     2,906

      Other                                                 121       122

   Securities borrowed                                       53       175

   Securities owned                                         143       206

   Buildings, furnishings, equipment and leasehold
      improvements, at cost (net of accumulated
      depreciation and amortization of $335 in 1992
      and $303 in 1991)                                     614       638

   Deferred expenses and other assets                       125        77
                                                       --------   -------
                                                       $  4,879   $ 4,592
                                                       ========   =======


   LIABILITIES ASSUMED

   Payables:

      Brokers and dealers                              $    265   $   203

      Customers                                           1,883     1,627

   Accrued liabilities and other payables                   340       316

   Securities loaned                                        620       308

   Securities sold but not yet purchased                     24        33
                                                       --------   -------

                                                       $  3,132   $ 2,487
                                                       ========   =======

                    See notes to combined financial statements.



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   SHEARSON LEHMAN BROTHERS and SLB ASSET MANAGEMENT DIVISIONS of
   SHEARSON LEHMAN BROTHERS HOLDINGS INC.
   COMBINED STATEMENT OF OPERATIONS
   (In millions)


                                                             December 31,
                                                       --------------------
                                                           1992      1991
                                                           ----      ----
   REVENUES
      Commissions                                      $  1,174   $ 1,083
      Investment advisory and custodial                     589       497
      Sales credits and selling concessions                 623       620
      Investment banking and principal trading              154       122
      Interest and dividends                                225       261
      Other                                                 20         18
                                                       -------    -------
                                                          2,785     2,601
                                                       --------   -------



   EXPENSES
      Compensation and benefits                           1,713     1,519
      Communications                                        190       182
      Occupancy and equipment                               159       165
      Depreciation and amortization                         101       101
      Advertising and market development                     77        65
      Professional services                                  82        70
      Brokerage, commissions and clearance fees              36        41
      Interest                                              224       276
      Other, net                                             91       116
                                                       --------       ---
                                                          2,673     2,535
                                                       --------     -----

         Income before taxes                                112        66

   Provision for income taxes                                57        37
                                                       --------        --

         Net income                                    $     55    $   29
                                                       ========    ======


                    See notes to combined financial statements.




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   SHEARSON LEHMAN BROTHERS and SLB ASSET MANAGEMENT DIVISIONS of
   SHEARSON LEHMAN BROTHERS HOLDINGS INC.
   COMBINED STATEMENT OF CASH PROVIDED BY NET INCOME, AS ADJUSTED
      FOR NON CASH EXPENSES AND CHANGES IN ASSETS ACQUIRED AND
      LIABILITIES ASSUMED, EXCLUSIVE OF INVESTING AND
      FINANCING ACTIVITIES
   FOR THE YEAR ENDED DECEMBER 31, 1992
   (in millions)




   Net income                                                     $   55

   Adjustments to reconcile net income to net
      cash:
         Depreciation and amortization                               101
         Provisions for losses and other reserves                     78
                                                                --------
   Net income adjusted for non cash expenses                         234

   Net change in assets acquired and
      liabilities assumed:
      Receivables from brokers and dealers                           201
      Receivables from customers and other                          (641)
      Securities borrowed                                            122
      Deferred expenses and other assets                             (48)
      Securities owned                                                63
      Payables to brokers and dealers                                 62
      Payables to customers                                          256
      Accrued liabilities and other payables                         (39)
      Securities loaned                                              312
      Securities sold but not yet purchased                           (9)
                                                                  ------

      Net cash provided
         by net income, as adjusted for non cash
         expenses and changes in assets acquired
         and liabilities assumed, exclusive of investing
         and financing activities                                 $  513
                                                                  ======




                    See notes to combined financial statements.



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          SHEARSON LEHMAN BROTHERS and SLB ASSET MANAGEMENT DIVISIONS of
                      SHEARSON LEHMAN BROTHERS HOLDINGS INC.
                      NOTES to COMBINED FINANCIAL STATEMENTS



   1.       Background and Basis of Presentation:

            Pursuant to an Asset Purchase Agreement dated March 12, 1993, ("the Primerica Agreement") Shearson Lehman Brothers Inc. ("Seller") and Shearson Lehman Brothers Holdings Inc. ("Holdings", Seller's Parent) agreed to sell certain of the businesses and related assets and liabilities of the Seller's and Holdings' Shearson Lehman Brothers and SLB Asset Management Divisions (which are not legal entities) ("SLBD") to Smith Barney, Harris Upham & Co. Incorporated ("Buyer") and Primerica Corporation ("Primerica"). SLBD includes all the domestic retail securities and commodities brokerage, commodities management and asset management activities as well as related operations, excluding such activities conducted under the Lehman Brothers name.

             The accompanying Combined Statement of Assets Acquired and Liabilities Assumed reflects the assets to be transferred to and liabilities to be assumed by the Buyer pursuant to the Primerica Agreement. The Seller can elect to retain certain liabilities which would otherwise have been assumed by the Buyer which would result in a corresponding adjustment to the purchase consideration. The acquired assets include the assets used by SLBD other than: goodwill related to previous acquisitions; substantially all of the Seller's proprietary positions; and certain other Seller assets, including exchange memberships and net deferred tax assets. In addition, since SLBD and the remaining operations of the Seller utilize a common securities processing and clearing function, the receivables and payables relating to clearing functions have been allocated between SLBD and the remaining operations of the Seller based on the customers or businesses to which they relate. The Buyer has agreed to assume the liabilities arising out of or relating to the conduct of the businesses of SLBD other than: short-term and long-term debt; liabilities relating to Holdings' post-retirement health plan and vested deferred compensation plans; and certain other liabilities.

            The accompanying Combined Statement of Operations reflects the revenues and expenses attributable to SLBD, irrespective of whether the assets or liabilities giving rise to such revenues and expenses are being transferred to or assumed by the Buyer. Accordingly, the Combined Statement of Operations reflects, among other things, amortization expense of the Seller's goodwill and the costs associated with Holdings' post-retirement health plan. The Seller's businesses share certain functions and facilities, jointly market certain products and services, and are financed by the Seller and Holdings. Accordingly, the financial statements include the cost of shared services and facilities, revenue sharing and the allocation of interest expense, which are more fully described in Note 9. In addition, an income tax provision has been calculated on a separate return basis as described in Note 5.

            Since the combined financial statements do not present a complete balance sheet of SLBD, the presentation of cash flow information is limited to cash flows provided by net income, as adjusted for non cash expenses and changes in assets acquired and liabilities assumed, exclusive of investing and financing activities. While this basis of presentation is appropriate in the circumstances, it is not the comprehensive presentation of cash flows normally reflected by Statement of Financial Accounting Standards ("SFAS") No. 95 "Cash Flows". Furthermore, Holdings and other SLBD affiliates enter into transactions for the benefit of SLBD, including the issuance of short-term and long-term debt to finance net customer receivables, which are not reflected in



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          SHEARSON LEHMAN BROTHERS and SLB ASSET MANAGEMENT DIVISIONS of
                      SHEARSON LEHMAN BROTHERS HOLDINGS INC.
                      NOTES to COMBINED FINANCIAL STATEMENTS



   the accompanying Combined Statement of Assets Acquired and Liabilities Assumed. Accordingly, the accompanying combined statement of cash flows does not reflect all cash flows attributable to SLBD during 1992, and is exclusive of its investing and financing activities.

            Holdings and the Seller will recognize a 1993 first quarter after tax loss related to the sale of SLBD of $630 million which includes a reduction in SLBD related goodwill of $750 million.

            The proposed transaction, which is subject to regulatory approval and other conditions, is expected to close in the third quarter of 1993.

   2.       Summary of Significant Accounting Policies:

            Securities owned and securities sold but not yet purchased are valued at market or fair value, as appropriate, with unrealized gains and losses reflected in the Combined Statement of Operations.

            SLBD primarily uses the trade date basis of accounting for recording principal transactions. SLBD records customer transactions on a settlement date basis.

            Investment advisory fees are principally assessed based on the market value of assets under management and are recorded on the accrual basis as the income is earned.

            Securities borrowed and securities loaned are carried at the amount of cash collateral advanced or received plus accrued interest. It is the Seller's policy to value the securities borrowed and loaned on a daily basis and to obtain additional collateral as necessary.

            Depreciation and amortization is determined using the straight-line method. Buildings and building improvements are depreciated over 5 to 50 years, equipment and furnishing are depreciated over 3 to 10 years and leasehold improvements are amortized over the lesser of their economic useful lives or the terms of the underlying leases. SLBD capitalizes interest cost during construction and amortizes the interest cost based upon the useful lives of the assets.

            The Financial Accounting Standards Board ("FASB") issued SFAS No. 109, "Accounting for Income Taxes" in February 1992. The accompanying Combined Statement of Operations for 1992 and 1991 include income tax provisions calculated pursuant to SFAS No. 109.

            The FASB issued SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", in December 1990. SFAS No. 106 requires the accrual method of accounting for retiree health and welfare benefits, instead of the "pay-as-you-go" basis previously followed by the Seller. The accompanying Combined Statement of Operations for 1992 and 1991 reflects this accrual method of accounting for retiree health benefits.




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          SHEARSON LEHMAN BROTHERS and SLB ASSET MANAGEMENT DIVISIONS of
                      SHEARSON LEHMAN BROTHERS HOLDINGS INC.
                      NOTES to COMBINED FINANCIAL STATEMENTS




            The cost of internally developed software is expensed as incurred.

            Excess of cost over fair value of net assets acquired is amortized using the straight-line method primarily over 35 years.

   3.       Buildings, Furnishings, Equipment and Leasehold Improvements:

            SLBD's fixed assets as of December 31, 1992 and 1991, were as follows (in millions):

                                                1992       1991
                                                ----       ----
               Buildings                      $  336     $  336
               Furnishings and equipment         326        311
               Leasehold and building
                  improvements                   287        294
                                              ------      -----
                                                 949        941
               Accumulated depreciation         (335)      (303)
                                               -----      -----
                                              $  614     $  638
                                               =====     ======
4.       Retirement Plan:

            SLBD employees participate in a noncontributory, defined benefit retirement plan of Holdings', which covers substantially all SLBD employees. Retirement plan costs allocated for SLBD employees were $15.4 million and $18.4 million for 1992 and 1991, respectively. Pension costs are allocated to SLBD based upon the number of employees participating. Pursuant to the provisions of the Primerica Agreement, the accrued pension benefits of SLBD employees transferring to the Buyer and an amount of retirement plan assets will be transferred from Holdings' retirement plan to a pension plan of the Buyer. The calculation of the accrued benefits and plan assets to be transferred will be determined as of the closing date.

            SLBD employees participate in a defined benefit health plan sponsored by Holdings that provides health care benefits to retired U.S. employees. The plan includes participant contributions, deductibles, co-insurance provisions and service related eligibility requirements, and is funded as costs are incurred. SLBD expense recognized for SFAS 106 was $5.4 million and $4.2 million in 1992 and 1991, respectively. SLBD is allocated its proportionate cost of the plan based upon the number of employees participating.

   5.       Income Taxes:

            SLBD's taxable income is included in the consolidated Federal income tax return of American Express Company, Holdings' parent. The income tax provision is computed on a separate return basis in accordance with an income tax sharing agreement.






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          SHEARSON LEHMAN BROTHERS and SLB ASSET MANAGEMENT DIVISIONS of
                      SHEARSON LEHMAN BROTHERS HOLDINGS INC.
                      NOTES to COMBINED FINANCIAL STATEMENTS



            The provision for income taxes consists of the following:

                                                           Amounts
                                                       --------------
                                                        (in millions)
                                                       1992      1991
                                                       ----      ----
           Federal                                    $  45      $ 29
           State and local                               12         8
                                                        ---       ---
                                                      $  57     $  37
                                                      =====     =====

            The provision for income taxes combines the current and deferred tax provisions since deferred tax assets are not to be transferred nor are deferred tax liabilities to be assumed pursuant to the Primerica Agreement.

            For the years ended December 31, 1992 and 1991, the effective income tax rate differs from the statutory federal income tax rate for the reasons shown below:

                                                       1992      1991
                                                       ----      ----
             Federal income tax at statutory rate       34%       34%

             State and local income taxes,
               net of federal tax benefit                 7         8

             Goodwill amortization not deductible
               for tax purposes                           7        11

             Other                                        3         3
                                                        ---       ---

             Effective income tax rate                   51%       56%
                                                       =====     ====


   6.       Net Capital and Other Regulatory Requirements:

            Since SLBD is not a legal entity, it is the Seller, as a registered broker-dealer which is subject to the Net Capital Rule (Rule 15c3-1, the "Rule") promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"). At December 31, 1992, the Seller's net capital was in compliance with the minimum capital required by the Rule; however, the net capital requirements for SLBD have not been separately determined.

            The Robinson Humphrey Company, Inc. ("RH"), a broker-dealer subsidiary of the Seller which is among the businesses to be sold, is a registered broker-dealer with the Securities and Exchange Commission, a member of the New York Stock Exchange, Inc. (the "Exchange") and a registered futures commission merchant with the Commodities Futures Trading Commission and is subject to the



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          SHEARSON LEHMAN BROTHERS and SLB ASSET MANAGEMENT DIVISIONS of
                      SHEARSON LEHMAN BROTHERS HOLDINGS INC.
                      NOTES to COMBINED FINANCIAL STATEMENTS



   Rule. RH has elected to compute its net capital under the alternative method provided in the Rule and as a block positioner, pursuant to Rule 97 of the Exchange, is required to maintain a minimum net capital of $1 million. As of December 31, 1992, RH's net capital, as defined, aggregated $17 million and was $16 million in excess of the minimum net capital required.

            The Seller's funds segregated for customers as a result of trades or contracts subject to the Commodity Exchange Act and funds deposited for the exclusive benefit of customers in accordance with the Securities and Exchange Commission Rule 15c3-3 are not included in the assets of SLBD to be transferred. As of the sale closing date, the Buyer will be required to segregate and deposit funds in accordance with these requirements.

   7.       Commitments and Contingencies:

            The Seller, to support the businesses conducted by SLBD, leases office space and equipment. The rights under such leases and the related obligations are to be assumed by the Buyer. Total rent expense for each of the years ended December 31, 1992 and 1991 was $162 million and $164 million, respectively. Minimum future rental commitments under noncancellable operating leases (net of subleases of $9 million) are as follows (in millions):

                  Year                     Amount
                  ----                     ------

                  1993                      $ 132
                  1994                        105
                  1995                         69
                  1996                         38
                  1997                         24
                  1998 and thereafter          40
                                             ----
                                            $ 408
                                             ====

         Certain leases on office space contain escalation clauses providing for additional rentals based upon maintenance, utility and tax increases.

         In the normal course of its business, the Seller has been named a defendant in a number of lawsuits and other legal proceedings relating to the businesses conducted by SLBD. After considering all relevant facts, available insurance coverage and the opinions of outside counsel, in the opinion of the Seller's management, such litigation will not, in the aggregate, have a material adverse effect on SLBD.

   FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET
   RISK AND CONCENTRATION OF CREDIT RISK

         In the normal course of business, SLBD enters into financial instrument transactions to conduct its activities to satisfy the financial needs of its

















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          SHEARSON LEHMAN BROTHERS and SLB ASSET MANAGEMENT DIVISIONS of
                      SHEARSON LEHMAN BROTHERS HOLDINGS INC.
                      NOTES to COMBINED FINANCIAL STATEMENTS



   clients and to manage its own exposure to credit and market risks. SLBD's activities are principally with retail customers, brokers, dealers and financial institutions.

         Market risk arises from the possibility that market changes, including interest movements, may make financial instruments less valuable. Credit risk results from the possibility that a loss may occur from the failure of another party to perform according to the terms of a contract. SLBD has extensive control procedures regarding the extent of SLBD's transactions with specific counterparties, the manner in which transactions are settled and the ongoing assessment of counterparty creditworthiness.

         Securities sold but not yet purchased represent obligations of SLBD to purchase securities at prevailing rates. Therefore, the future satisfaction of such obligations may be for an amount greater or less than the amount recorded.

         SLBD's customer activities may expose it to off-balance-sheet credit risk. SLBD may have to purchase or sell financial instruments at prevailing market prices in the event of the failure of a customer to settle a trade on its original terms, or in the event cash and securities in customer accounts are not sufficient to fully cover customer losses. SLBD seeks to control the risks associated with customer activities through the use of systems and procedures for financial instruments with off-balance-sheet risk.

   8.    Fair Value of Financial Instruments:

         SLBD has adopted SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", which requires disclosure of the fair values of most on- and off-balance-sheet financial instruments for which it is practicable to estimate such values. For SLBD's assets and liabilities which fall under the scope of SFAS No. 107, book value approximates fair value.

   9.    Related Party Transactions:

         As described in Note 1, SLBD and the remaining operations of the Seller utilize various common systems and support functions, with the related costs being charged to the respective units based on specific allocation methods. These costs include, among others, securities processing and clearing; centralized payroll, treasury, accounts payable and other administrative functions; the sharing of certain facilities; and revenue sharing arrangements between SLBD and other businesses of Holdings for securities distribution services. These allocations would not necessarily represent the amounts that would have been charged on a separate company basis. However, management of the Seller and Holdings believes such allocations are reasonable.

         In addition to performing substantial securities clearing and processing functions, SLBD maintains the centralized data processing and communications systems which support certain of Holdings' businesses. The costs related to these functions include primarily all of the costs for personnel, equipment,







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          SHEARSON LEHMAN BROTHERS and SLB ASSET MANAGEMENT DIVISIONS of
                      SHEARSON LEHMAN BROTHERS HOLDINGS INC.
                      NOTES to COMBINED FINANCIAL STATEMENTS



   systems, communication and occupancy incurred to support these functions. SLBD allocated approximately $97 million in 1992 and $94 million in 1991 of such processing related costs to the other businesses conducted by Seller and Holdings primarily based upon the usage of services or allocation surveys which reflect best estimates of relative usage. Processing allocation credits primarily have been netted against other expenses in the Combined Statement of Operations.

         SLBD allocates occupancy cost for shared facilities, including occupied. During 1992 and 1991, approximately $40 million and $36 million was allocated to the other Holdings' businesses for these shared facilities. The Seller similarly allocates expenses of certain shared facilities to SLBD, which totaled approximately $18 million and $20 million in 1992 and 1991, respectively.

         The Seller and Holdings finance the operations of all of their businesses, including those of SLBD. Interest allocated to SLBD primarily includes the carrying cost of net customer debits and buildings, improvements and equipment, along with certain financing costs from previous acquisitions. Interest expense is allocated for financing net customer debit balances based upon actual amounts outstanding and a blended average of Seller's actual short and long-term financing costs. Allocated interest expense for financing long lived assets is generally based upon the actual cost of longer-term financing.

         The Seller and Holdings allocate expenses related to corporate functions, such as legal, regulatory, compliance, finance and human resources, and other general costs to SLBD based on surveys of the services provided. The total amount allocated to SLBD, excluding interest discussed above, was approximately $91 million and $94 million during 1992 and 1991. In addition, the Seller has allocated goodwill amortization to SLBD of approximately $25 million during 1992 and 1991. Certain expenses of the Seller of approximately $38 million in 1992 and 1991 were allocated to SLBD primarily for research and floor brokerage.

         Revenues include sales credits and selling concessions primarily for distributing securities owned or originated in an underwriting by the Seller or its affiliates to customers of SLBD. These sales credits and selling concessions are based upon arrangements between SLBD and the other businesses of Holdings and were $623 million and $620 million for 1992 and 1991, respectively.

         The Primerica Agreement provides that these interrelationships (exclusive of interest expense, corporate functions and goodwill) between SLBD and Holdings' remaining businesses will continue for a period of time from six to twenty four months after the closing, depending on the nature of the function provided.




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